Exhibit 99.1

Select Energy Services Reports 2017 Third Quarter Results

Third quarter revenue of $153.9 million, a 14.5% increase over the second quarter

On November 1st, completed its merger with Rockwater Energy Solutions, giving Select a market capitalization of approximately $1.7 billion

HOUSTON, Nov. 8, 2017 /PRNewswire/ -- Select Energy Services, Inc. (NYSE: WTTR) ("Select" or "the Company"), a leading provider of total water solutions to the U.S. unconventional oil and gas industry, today announced results for the third quarter ended September 30, 2017. As previously announced, Select completed its merger with Rockwater Energy Solutions, Inc. on November 1, 2017. All reported financial results for Select for the third quarter of 2017 are on a standalone basis.

Revenue for the third quarter of 2017 was $153.9 million, a 14.5% increase compared to $134.4 million in the second quarter of 2017 and a 108% increase compared to $73.9 million in the third quarter of 2016. Net income for the third quarter was $2.6 million as compared to a net loss of $10.5 million in the second quarter of 2017 and a net loss of $35.2 million in the third quarter of 2016. Adjusted EBITDA was $32.4 million in the third quarter of 2017 compared to $27.3 million in the second quarter of 2017 and $4.0 million in the third quarter of 2016. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net loss (a GAAP measure) in this release.

John Schmitz, Select's Executive Chairman, stated, "We are extremely pleased with our third quarter operational results which benefitted from continued momentum in completion-related activity, resulting in strong revenue growth and profitability. Additionally, we are very excited to have completed our merger with Rockwater and look forward to what we can achieve as a combined company."

Holli Ladhani, President and CEO, added, "We believe that our third quarter results, including our return to net income profitability for the first time since the downturn began in 2014, demonstrate the value of our water solutions platform as well as the strength of our employees. The integration of these two leading companies is well underway and we couldn't be more excited about the opportunities ahead of us."

Conference Call

Select has scheduled a conference call on Thursday, November 9, 2017 at 10:00 a.m. eastern time. Please dial 201-389-0872 and ask for the Select Energy Services call at least 10 minutes prior to the start time, or live over the Internet by logging on to the web at the address http://investors.selectenergyservices.com/events-and-presentations. A telephonic replay of the conference call will be available through November 16, 2017 and may be accessed by calling 201-612-7415 using passcode 13672864#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About Select Energy Services, Inc.

Select is a leading provider of total water solutions to the North American unconventional oil and gas industry. Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, and disposal. Select, under its Rockwater Energy Solutions brand, also develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well. Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the U.S. and Western Canada. For more information, please visit Select's website, http://www.selectenergyservices.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "expect," "will," "estimate" and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to, the factors discussed or referenced in the "Risk Factors" section of the prospectus we filed with the SEC on April 24, 2017, relating to our recently completed initial public offering and the "Risk Factors" section of our most recent Quarterly Report on Form 10-Q filed with the SEC. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

WTTR-ER

SELECT ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue
Water solutions	$125,086	$60,975	$311,275	$173,157
Accommodations and rentals	15,615	5,838	38,457	19,585
Wellsite completion and construction services	13,179	7,094	38,522	22,923
Total revenue	153,880	73,907	388,254	215,665
Costs of revenue
Water solutions	88,087	49,996	226,737	144,653
Accommodations and rentals	11,976	4,969	30,697	15,527
Wellsite completion and construction services	10,888	6,299	32,155	19,817
Depreciation and amortization	23,420	21,613	67,144	73,874
Total costs of revenue	134,371	82,877	356,733	253,871
Gross profit (loss)	19,509	(8,970)	31,521	(38,206)
Operating expenses
Selling, general and administrative	16,087	8,764	49,298	25,928
Depreciation and amortization	375	363	1,312	1,644
Impairment of goodwill and other intangible assets	—	—	—	138,666
Impairment of property and equipment	—	—	—	60,026
Lease abandonment costs	590	13,169	2,871	13,169
Total operating expenses	17,052	22,296	53,481	239,433
Income (loss) from operations	2,457	(31,266)	(21,960)	(277,639)
Other income (expense)
Interest expense, net	(484)	(4,343)	(1,885)	(11,792)
Other income, net	326	431	3,342	588
Income (loss) before tax expense	2,299	(35,178)	(20,503)	(288,843)
Tax benefit (expense)	294	(26)	326	(392)
Net income (loss)	2,593	(35,204)	(20,177)	(289,235)
Less: Net loss attributable to Predecessor	—	34,931	—	285,359
Less: Net (income) loss attributable to noncontrolling interests	(1,369)	273	13,013	3,876
Net income (loss) attributable to Select Energy Services, Inc.	$1,224	$—	$(7,164)	$—
Allocation of net income (loss) attributable to:
Class A-1 stockholders	$—		$(2,679)
Class A stockholders	1,224		(4,485)
Class B stockholders	—
	$1,224		$(7,164)
Weighted average shares outstanding:
Class A-1—Basic	—		9,671,795
Class A—Basic	30,336,923		16,189,997
Class B—Basic	38,462,541		38,462,541
Net income (loss) per share attributable to common stockholders:
Class A-1—Basic	$—		$(0.28)
Class A—Basic	$0.04		$(0.28)
Class B—Basic	$—		$—
Weighted average shares outstanding:
Class A-1—Diluted	—		9,671,795
Class A—Diluted	30,357,572		16,189,997
Class B—Diluted	38,462,541		38,462,541
Net income (loss) per share attributable to common stockholders:
Class A-1—Diluted	$—		$(0.28)
Class A—Diluted	$0.04		$(0.28)
Class B—Diluted	$—		$—

SELECT ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$42,393	$40,041
Accounts receivable trade, net of allowance for doubtful accounts of $2,867 and $2,144, respectively	148,372	75,892
Accounts receivable, related parties	433	135
Inventories	852	1,001
Prepaid expenses and other current assets	13,495	7,586
Total current assets	205,545	124,655
Property and equipment	815,002	739,386
Accumulated depreciation	(535,456)	(490,519)
Property and equipment, net	279,546	248,867
Goodwill	25,091	12,242
Other intangible assets, net	35,351	11,586
Other assets	7,216	7,716
Total assets	$552,749	$405,066
Liabilities and Equity
Current liabilities
Accounts payable	$11,751	$10,796
Accounts payable and accrued expenses, related parties	1,246	648
Accrued salaries and benefits	8,595	2,511
Accrued insurance	11,008	10,338
Accrued expenses and other current liabilities	39,713	22,091
Total current liabilities	72,313	46,384
Accrued lease obligations	18,100	15,946
Other long term liabilities	8,008	8,028
Long-term debt, net of current maturities	—	—
Total liabilities	98,421	70,358
Commitments and contingencies (Note 8)
Class A-1 common stock, $0.01 par value; 40,000,000 shares authorized; no shares issued and outstanding as of September 30, 2017; 16,100,000 shares issued and outstanding as of December 31, 2016	—	161
Class A common stock, $0.01 par value; 250,000,000 shares authorized and 30,468,249 shares issued and outstanding as of September 30, 2017; 3,802,972 shares issued and outstanding as of December 31, 2016	305	38
Class B common stock, $0.01 par value; 150,000,000 shares authorized and 38,462,541 shares issued and outstanding as of September 30, 2017 and December 31, 2016	385	385
Preferred stock, $0.01 par value; 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2017 and December 31, 2016	—	—
Additional paid-in capital	206,158	113,175
Accumulated deficit	(8,207)	(1,043)
Total stockholders' equity	198,641	112,716
Noncontrolling interests	255,687	221,992
Total equity	454,328	334,708
Total liabilities and equity	$552,749	$405,066

SELECT ENERGY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities
Net loss	$(20,177)	$(289,235)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	68,456	75,518
Gain on disposal of property and equipment	(3,127)	(30)
Bad debt expense	1,098	1,679
Amortization of debt issuance costs	928	2,244
Equity-based compensation	1,781	317
Impairment of goodwill and other intangible assets	—	138,666
Impairment of property and equipment	—	60,026
Other operating items	(560)	(806)
Changes in operating assets and liabilities
Accounts receivable	(65,815)	15,339
Prepaid expenses and other assets	(6,493)	679
Accounts payable and accrued liabilities	19,660	3,681
Net cash (used in) provided by operating activities	(4,249)	8,078
Cash flows from investing activities
Acquisitions, net of cash received	(62,199)	—
Purchase of property and equipment	(66,013)	(28,630)
Proceeds received from sale of property and equipment	6,677	8,258
Net cash used in investing activities	(121,535)	(20,372)
Cash flows from financing activities
Proceeds from revolving line of credit	34,000	18,500
Payments on long-term debt	(34,000)	(36,334)
Payment of debt issuance costs	—	(2,775)
Proceeds from initial public offering	140,070	—
Payments incurred for initial public offering	(11,566)	—
Purchase of noncontrolling interests	—	(318)
Proceeds from noncontrolling interests	(368)	138
Member contributions	—	23,519
Net cash provided by financing activities	128,136	2,730
Net increase (decrease) in cash and cash equivalents	2,352	(9,564)
Cash and cash equivalents, beginning of period	40,041	16,305
Cash and cash equivalents, end of period	$42,393	$6,741
Supplemental cash flow disclosure:
Cash paid for interest	$1,139	$9,592
Cash paid for taxes	$37	$619
Supplemental disclosure of noncash investing activities:
Capital expenditures included in accounts payable and accrued liabilities	$7,733	$2,479

Comparison of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool due to exclusion of some but not all items that affect the most directly comparable GAAP financial measures. You should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for an analysis of our results as reported under GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. For further discussion, please see "Summary—Summary Consolidated Financial Data" in our Final Prospectus.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA to our net income or net loss, which is the most directly comparable GAAP measure for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)		(In thousands)
Net income (loss)	$2,593	$(35,204)	$(20,177)	$(289,235)
Interest expense	484	4,343	1,885	11,792
Depreciation and amortization	23,795	21,976	68,456	75,518
Tax (benefit) expense	(294)	26	(326)	392
EBITDA	26,578	(8,859)	49,838	(201,533)
Impairment	—	—	—	198,692
Lease abandonment costs	590	13,169	2,871	13,169
Non-recurring severance costs	—	147	122	689
Non-recurring deal costs	4,382	20	5,462	(236)
Non-cash incentive compensation	549	(1)	1,781	(488)
Non-cash loss on sale of subsidiaries and other assets	268	(491)	775	(29)
Non-recurring phantom equity and IPO-related compensation	—	—	12,537	—
Adjusted EBITDA	$32,367	$3,985	$73,386	$10,264

Contacts:	Select Energy Services
Gary Gillette - CFO & SVP
Chris George - Sr. Director, Finance & Investor Relations
(713) 296-1073
IR@selectenergyservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com